Exhibit 99.1

Mesa Labs Acquires GKE-GmbH

Complementary Sterilization Indicators and Healthcare Channels to Mesa’s SDC Platform

Lakewood, Colorado, October 16, 2023 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (“Mesa”, “we”, “us” or “our”), a global leader in the design and manufacturing of life science tools and critical quality control solutions, today announced the completed acquisition of GKE-GmbH’s sterilization indicators business and its accredited, independent testing lab SAL GmbH. Additionally, Mesa has entered into a definitive agreement to purchase GKE’s Chinese sales entity, Beijing GKE Science & Technology Co. LTD (“GKE China”). The total purchase price for the acquisition of the three entities is €85M (of which €5M is associated with GKE China), which is subject to customary purchase price adjustments and holdbacks. Collectively these three entities are referred to as “GKE”. The all-cash transactions were or will be funded with proceeds from our credit facility and cash on hand. The GKE China transaction is expected to be completed during our third quarter ending December 31, 2023, and is subject to customary conditions, including receipt of applicable Chinese regulatory approvals.

GKE is headquartered in Waldems, Germany and is engaged in the business of developing concepts for monitoring, cleaning, and sterilization processes as well as the development, manufacture, validation, and distribution of biological, chemical, and cleaning process indicators. The Waldems GKE facility will serve as Mesa’s center of excellence for the chemical indicator and healthcare business. The three GKE entities are expected to add €19-€20 million of revenues during the first 12 months of complete ownership and deliver mid-single digit organic revenues growth over the next several years. Excluding the impact of purchase accounting and integration expenses, we expect gross profit as a percentage of revenues to be in line with our existing SDC business and adjusted operating income1 as a percentage of revenues to approach 37%-40% for the same first 12 months of complete ownership.

“GKE brings a highly competitive portfolio of sterilization indicators to protect patient safety across global healthcare markets which includes hospitals, clinics, and dental services. The combination of GKE’s strength in chemical indicators and healthcare focused sales channels will complement our SDC division’s strength in biologic indicators and life science channels placing both businesses in a position for robust long-term growth. We believe that The Mesa Way approach to continuous improvement will help the GKE team to continue to rapidly scale both commercially and operationally. GKE will be Mesa’s 7th acquisition within our SDC division and we expect the combined businesses to rapidly create additional value for our collective customers,” said Gary Owens, President and Chief Executive Officer of Mesa.

“The combination of GKE with Mesa’s SDC division creates one of the world’s largest sterilization and cleaning process indictor companies. Combined GKE and Mesa will have over 200 distribution partners serving customers in over 80 countries. Mesa is the ideal match to continue GKE’s mission to provide technical solutions to our customers”, said Dr. Ulrich Kaiser, Managing Director of GKE.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

1 Non-GAAP Financial Measure

In this release, we refer to the non-GAAP financial measure of adjusted operating income (“AOI”), which is defined to exclude the non-cash impact of amortization of intangible assets, stock-based compensation expense, and impairment loss on goodwill and long-lived assets. We are unable to provide a reconciliation of forward-looking AOI because components of the calculation are inherently unpredictable and currently unknown.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, express or implied statements or guidance regarding the expected effect of the acquisition of GKE on Mesa’s future financial performance, including revenue and income growth, the accretive nature and the timing of the accretive nature of the acquisition, expected synergies following the acquisition of GKE, customer adoption of GKE’s products, the expected expansion of Mesa’s product lines, the timing of the closing of the GKE China acquisition and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition; our ability to integrate GKE’s business and personnel and to achieve expected synergies; our ability to maintain or expand GKE’s historical sales; our ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other acquired intangibles and other asset adjustments; the risk of any litigation relating to the transaction; and other risks detailed in Mesa’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Mesa periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views and are based only on information currently available to us. Mesa does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information or otherwise, that occur after the date hereof except as required by law.

CONTACT: Gary Owens; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com